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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Protection One Alarm Monitoring, Inc. Employees' 401(k) Plan (the Plan) on Form 11-K for the year ended December 31, 2002 (the Report), which this certification accompanies, Darius G. Nevin, Anthony D. Somma, Eric A. Devin, and Elizabeth L. Scott, as Members of the Retirement Committee, certify that the Report fully complies with the requirements of section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date:	June 27, 2003	By:	/s/ DARIUS G. NEVIN Darius G. Nevin Member, Retirement Committee (Plan Administrator)
Date:	June 27, 2003	By:	/s/ ANTHONY D. SOMMA Anthony D. Somma Member, Retirement Committee (Plan Administrator)
Date:	June 27, 2003	By:	/s/ ERIC A. DEVIN Eric A. Devin Member, Retirement Committee (Plan Administrator)
Date:	June 27, 2003	By:	/s/ ELIZABETH L. SCOTT Elizabeth L. Scott Member, Retirement Committee (Plan Administrator)

        The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002